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                                                                   Exhibit 10.22



    AMENDMENT TO CHANGE OF CONTROL AGREEMENT DATED MAY 20, 1997 BETWEEN FIRST
                        BANK OF FLORIDA AND ALISSA BALLOT

This Amendment is made effective as of November 18, 1997 by and between First Bank of Florida (the "Association"), and Alissa Ballot ("Executive"), amending that certain First Bank of Florida Change of Control Agreement dated as of May 20, 1997 between the Holding Company and Executive (the "Agreement").

WHEREAS, Executive was promoted to Senior Vice President for Legal Affairs of the Association effective October 21, 1997; and

WHEREAS, in light of such promotion, the Board of Directors of the Association deems it appropriate to extend certain protections afforded by the Agreement from two years to three years;

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions herein set forth, the Agreement is amended, effective on the date hereof, as follows:

1. Paragraph 3(a) is deleted in its entirety and the following substituted therefor:

         (a) If Executive's employment is terminated by the Association other than in a Termination for Cause pursuant to paragraph 2(c) hereof, or Executive terminates employment for Good Reason, in either case after a Change of Control of the Association as defined in paragraph 2(b) hereof, then in lieu of any further salary payments to Executive for periods subsequent to the date of termination, the Association shall pay as severance to Executive an amount equal to three (3) times the sum of (A) the higher of Executive's base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based and Executive's annual base salary in effect immediately prior to the Change of Control of the Association, plus (B) the higher of the highest annual bonus or incentive payment earned by or accrued in respect of Executive in respect of any of the two years immediately preceding that in which the Date of Termination occurs or the highest annual bonus or incentive payment so earned in respect of any of the two years immediately preceding that in which the Change of Control of the Association occurs. Such payment shall be made in a lump sum within five days of the date of termination of Executive's employment.

2. Paragraph 3(b) is deleted in its entirety and the following substituted therefor:

         (b) Upon the occurrence of a Change of Control of the Association followed at any time during the term of this Agreement by Executive's voluntary (for Good Reason) or involuntary termination of employment, other than a Termination for Cause, the Association shall, for three years or until Executive obtains employment which provides substantially similar benefits, provide Executive and anyone entitled to claim under or through Executive all benefits under any life or other insurance or death benefit plan, medical, group hospitalization, dental, disability insurance or other future or present similar group employee benefit plan or program of the Holding Company or Association for which executive officers are eligible, to the same extent as if Executive had continued to be an employee of the Holding Company or Association during such period and such benefits shall, to the extent not paid under any such plan or program, be paid by the Association. The payments and benefits described in the preceding sentence shall be paid to Executive's beneficiaries by testate or intestate succession in the event of Executive's death during the period during which such payments and benefits are being provided. Executive's "qualifying event" for purposes of continuation coverage under the Consolidated Budget Reconciliation Act ("COBRA") shall occur at the expiration of such three year period.

3.       Executive's address for purposes of the Agreement shall be amended to:
         80 Monterey Pointe Drive, Palm Beach Gardens, Florida 33418.



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All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, First Bank of Florida has caused this Amendment to be executed by its duly authorized officer, and Executive has executed this Amendment, as of the day and year first above written.

ATTEST:                                     FIRST BANK OF FLORIDA



                                            By: /s/ LOUIS O. DAVIS, JR.
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WITNESS



                                               /s/ ALISSA BALLOT
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                                               Executive